FOR IMMEDIATE RELEASE

Contact:
Michael DeVeau
Head of Investor Relations and Communications
212.708.7164
Michael.DeVeau@iff.com

IFF Reports Second Quarter 2020 Results; Increases Quarterly Dividend

NEW YORK, N.Y., (August 10, 2020) - International Flavors & Fragrances Inc. (NYSE: IFF) (Euronext Paris: IFF) (TASE: IFF) reported financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	EPS ex Amortization
$1.2 B	$119 M	$0.74	$1.2 B	$158 M	$1.03	$1.36

First Six Months 2020 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	EPS ex Amortization
$2.5 B	$316 M	$1.89	$2.5 B	$380 M	$2.33	$2.99

¹ Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP metrics.

Management Commentary
"Throughout the COVID-19 pandemic, we have continued to serve the needs of our customers and our communities around the world,” said Andreas Fibig, IFF Chairman and CEO. “Our unwavering dedication and commitment through this challenging set of circumstances are indicative of the passion and perseverance of our employees and the resiliency of our business.

"The second quarter coincided with peak COVID-19 regulatory actions to date around the world – presenting both opportunities and challenges for our business. We are fortunate that a large portion of our business is in end-markets such as packaged food, beverage, hygiene and disinfection products, all of which have performed well. As we communicated in early June, the categories most exposed to COVID-19 restrictions – Fine Fragrance and Food Service – did experience significant pressure.

“As restrictions and closures eased and mobility improved, we have seen an improvement in July, as sales were up low single-digits – a marked improvement and an inflection point from the second quarter. We do, however, remain cautiously optimistic in our outlook, while recognizing that the environment is volatile, and much uncertainty remains about the duration and impact of the pandemic.

IFF Executive Vice President and CFO, Rustom Jilla commented, "Even given our diverse and resilient product portfolio, COVID-19 resulted in a sales decline in the second quarter. This, along with higher pandemic related costs, more than offset the benefit of tight expense control. Nevertheless, even during this unprecedented global crisis, the strength of our business was apparent in our robust cash flow, which allowed us to continue to reduce net debt while also returning capital to our shareholders. Reflecting our confidence, we are pleased to announce we are raising our quarterly dividend. This marks eleven years of consecutive dividend increases and underscores our confidence in our business, long-term strategy and proven strong cash flow generation capability."

Second Quarter 2020 Consolidated Financial Results
•Reported net sales for the second quarter totaled $1.20 billion, a decrease of 7% from $1.29 billion in 2019. Currency neutral sales decreased 4% driven by pressure in Fine Fragrance and Food Service, across select emerging markets and particularly with small- and mid-sized customers as a result of the COVID-19 pandemic. Fine Fragrance and Food Service collectively declined 38% on a currency neutral basis or 40% on a reported basis. The rest of the portfolio excluding Fine Fragrance and Food Service grew 2% on a currency neutral basis and declined 1% on a reported basis.
•Reported operating profit for the second quarter was $119.4 million, a decrease of 40% from $199.9 million in 2019. Adjusted operating profit excluding amortization decreased 19% on a currency neutral basis as acquisition-related synergies and productivity were more than offset by lower sales volume, weaker mix and unfavorable price to raw material cost.
•Reported earnings per share (EPS) for the second quarter was $0.74 per diluted share versus $1.20 per diluted share reported in 2019. Adjusted EPS excluding amortization was $1.36 per diluted share in 2020 versus $1.61 in the year-ago period. On a currency neutral basis, adjusted EPS excluding amortization decreased 19% as a more favorable effective tax rate and higher other income were more than offset by adjusted operating profit performance.

Second Quarter 2020 Segment Summary1: Growth vs. Prior Year

	Reported (GAAP)		Currency Neutral (Non-GAAP)
	Sales	Segment Profit	Sales	Segment Profit
Scent	(6)%	(25)%	(4)%	(25)%
Taste	(8)%	(18)%	(5)%	(15)%

1 Starting in the first quarter 2020, IFF reports financial results in two segments, Taste and Scent, incorporating nearly all of the Frutarom business into the Taste segment.

Scent Segment
•On a reported basis, sales decreased 6% to $450.4 million, or declined 4% on a currency neutral basis. Consumer Fragrance growth remained strong with growth across nearly all sub-categories. Fine Fragrance declined 40% on a currency neutral basis or 43% on a reported basis due to the temporary disruptions of consumer access to retail markets related to COVID-19. Fragrance Ingredients was down due to the internal prioritization of ingredients to support Fragrance Compounds in light of COVID-19.
•Scent segment profit decreased 25% on a reported basis and 25% on a currency neutral basis due primarily to lower sales volume, weaker mix and unfavorable price to raw material cost.

Taste Segment
•On a reported basis, sales decreased 8% to $748.3 million, or declined 5% on a currency neutral sales. Away-from-home channels such as Food Service experienced significant pressure, declining 36% on a currency neutral basis and 38% on a reported basis. From a geographic perspective, North America showed resiliency, but the emerging markets, especially India and several Latin American countries, were impacted by COVID-19 and regulatory restrictions put in place to protect communities.
•Taste segment profit decreased 18% on a reported basis and 15% on a currency neutral basis as acquisition-related synergies were more than offset by lower sales volume and unfavorable price to raw material cost.

Quarterly Dividend On August 10, 2020, the Board of Directors authorized a 3%, or $0.02 increase, in the quarterly dividend to $0.77 per share of the Company’s common stock. The quarterly dividend is payable on October 5, 2020 to shareholders of record as of September 24, 2020. Including this authorization, IFF has increased its quarterly dividend payment for the eleventh consecutive year.

2020 Full Year Financial Guidance As the COVID-19 pandemic continues to evolve, there is uncertainty around its ultimate impact. Therefore, the Company's full year financial results cannot be reasonably estimated at this time.
Audio Webcast A live webcast to discuss the Company’s second quarter 2020 financial results will be held on August 11, 2020, at 10:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.
Cautionary Statement Under The Private Securities Litigation Reform Act of 1995
This press release includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the expected impact of the COVID-19 pandemic on the Company’s near term results, including sales and profit for the remainder of 2020, the volatility of the economic environment and uncertainty about the duration and impact of the COVID-19 pandemic; revenue from its categories with retail channel exposure, such as Fine Fragrance and Food Service; the expected impact of the COVID-19 pandemic on the global economy; the Company’s expectations with respect to generating cash flow and its liquidity position to meet the needs of its business, progress its deleverage plan and return cash to shareholders; and the Company’s ability to manage through the COVID-19 pandemic and to mitigate the near-term impact. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on March 3, 2020, Quarterly Report on Form 10-Q filed with the Commission on May 11, 2020 and subsequent filings with the SEC. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to: (1) the effect of economic conditions in the industries and markets in which IFF operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand, the impact of weather conditions, natural disasters, public health issues, epidemics and pandemics, including the novel coronavirus (COVID-19), or the fear of such events, and the financial condition of IFF’s customers and suppliers; (2) the risks to the Company’s business from the COVID-19 pandemic, including operational risks, supply chain risks, and customer related-risks; (3) risks related to the integration of the Frutarom business, including whether we will realize the benefits anticipated from the acquisition in the expected time frame; (4) unanticipated costs, liabilities, charges or expenses resulting from the Frutarom acquisition, (5) the impact of the outcome of legal claims, regulatory investigations and litigation, (6) the increase in the Company’s leverage resulting from the additional debt incurred to pay a portion of the consideration for Frutarom and its impact on the Company’s liquidity and ability to return capital to its shareholders, (7) the Company’s ability to successfully market to its expanded and decentralized Taste and Frutarom customer base, (8) the Company’s ability to effectively compete in its market and develop and introduce new products that meet customers’ needs, (9) the Company’s ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations, (10) the impact of the disruption in the Company’s manufacturing operations, (11) the impact of a disruption in the Company’s supply chain, including the inability to obtain ingredients and raw materials from third parties, (12) volatility and increases in the price of raw materials, energy and transportation, (13) the Company’s ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact, (14) the impact of any failure or interruption of the Company’s key information technology systems or a breach of information security, (15) the Company’s ability to react in a timely and cost-effective manner to changes in consumer preferences and demands, (16) the Company’s ability to establish and manage collaborations, joint ventures or partnership that lead to development or commercialization of products, (17) the Company’s ability to benefit from its investments and expansion in emerging markets; (18) the impact of currency fluctuations or devaluations in the principal foreign markets in which it operates; (19) economic, regulatory and political risks associated with the Company’s international operations, (20) the impact of global economic uncertainty on demand for consumer products, (21) the inability to retain key personnel; (22) the Company’s ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws, (23) the Company’s ability to realize the benefits of its cost and productivity initiatives, (24) the Company’s ability to successfully manage its working capital and inventory balances, (25) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, including the U.S. Foreign Corrupt Practices Act, (26) the Company’s ability to protect its intellectual property rights, (27) the impact of the outcome of legal claims, regulatory investigations and litigation, (28) changes in market conditions or governmental regulations relating to our pension and postretirement obligations, (29) the impact of future impairment of our tangible or intangible long-lived assets, (30) the impact of changes in federal, state, local and international tax legislation or policies, including the Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes, (31) the effect of potential government regulation on certain product development initiatives, and restrictions or costs that may be imposed on the Company or its operations as a result, and (32) the impact of the United Kingdom’s departure from the European Union. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures
We provide in this press release non-GAAP financial measures, including: (i) currency neutral sales; (ii) adjusted operating profit; (iii) adjusted operating profit (margin) ex. amortization; (iv) adjusted EPS; (v) adjusted EPS ex. amortization and (vi) currency neutral adjusted EPS ex amortization.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating international currency to U.S. dollars. We calculate currency neutral numbers by comparing current year results to the prior year results restated at exchange rates in effect for the current year based on the currency of the underlying transaction.

Adjusted Operating Profit excludes the impact of operational improvement initiatives, integration related costs, restructuring and other charges, net, losses (gains) on sale of assets, Frutarom acquisition related costs, compliance review & legal defense costs, and N&B transaction related costs ("Operating Profit Items Impacting Comparability").

Adjusted Operating Profit (Margin) ex. Amortization excludes the impact of Operating Profit Items Impacting Comparability and the amortization of acquisition related intangible assets.

Adjusted EPS excludes the impact of operational improvement initiatives, integration related costs, restructuring and other charges, net, losses (gains) on sale of assets, Frutarom acquisition related costs, compliance review & legal defense costs, N&B transaction related costs, and redemption value adjustment to EPS (often referred to as “Items Impacting Comparability”).
Adjusted EPS ex. Amortization excludes the impact of Items Impacting Comparability and the amortization of acquisition related intangible assets.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

In the fourth quarter of fiscal year 2018, we began including Adjusted EPS ex. Amortization as a key non-GAAP financial measure of our business. Full amortization expense of intangible assets acquired in connection with acquisitions will be excluded from Adjusted EPS ex. Amortization calculation. The exclusion of amortization expense allows comparison of operating results that are consistent over time for newly and long-held businesses and with both acquisitive and non-acquisitive peer companies. We believe this calculation will provide a more accurate presentation in this and in future periods in the event of additional acquisitions. Further, this allows the investors to evaluate and understand operating trends excluding the impact on operating income and earnings per diluted share. In addition, the Frutarom acquisition related costs and N&B transaction related costs have been separated from costs related to prior acquisitions. The Frutarom acquisition related costs and N&B transaction related costs represent a significant balance and we believe this amount should be shown separately to provide an accurate presentation of the acquisition related costs. Our GAAP results and GAAP metrics do not change, and this change has no effect on day to day business operations, or how we manage our business.

Welcome to IFF
At IFF (NYSE:IFF) (Euronext Paris: IFF) (TASE: IFF), we’re using Uncommon Sense to create what the world needs. As a collective of unconventional thinkers and creators, we put science and artistry to work to create unique and unexpected scents, tastes, experiences and ingredients for the products our world craves. Learn more at www.iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Income Statement
(Amounts in thousands except per share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Net sales	$1,198,773	$1,291,568	(7)%	$2,546,090	$2,588,970	(2)%
Cost of goods sold	716,931	745,329	(4)%	1,498,381	1,511,472	(1)%
Gross profit	481,842	546,239	(12)%	1,047,709	1,077,498	(3)%
Research and development expenses	80,948	84,816	(5)%	166,857	175,412	(5)%
Selling and administrative expenses	230,407	210,100	10%	460,121	423,282	9%
Amortization of acquisition-related intangibles	48,834	47,909	2%	97,184	95,534	2%
Restructuring and other charges, net	1,884	2,525	(25)%	6,802	18,699	(64)%
Losses on sales of fixed assets	399	952	(58)%	1,153	764	51%
Operating profit	119,370	199,937	(40)%	315,592	363,807	(13)%
Interest expense	32,062	32,593	(2)%	64,202	69,165	(7)%
Other income, net	(15,757)	(2,137)	NMF	(5,183)	(9,415)	(45)%
Income before taxes	103,065	169,481	(39)%	256,573	304,057	(16)%
Taxes on income	15,699	30,612	(49)%	41,996	53,974	(22)%
Net income	87,366	138,869	(37)%	214,577	250,083	(14)%
Net income attributable to noncontrolling interest	1,162	2,492	(53)%	3,766	4,877	(23)%
Net income attributable to IFF	86,204	136,377	(37)%	210,811	245,206	(14)%

Net income per share - basic (1)	$0.75	$1.21		$1.91	$2.19
Net income per share - diluted (1)	$0.74	$1.20		$1.89	$2.16

Average number of shares outstanding - basic	112,177	111,996		112,130	111,930
Average number of shares outstanding - diluted	113,675	112,872		113,635	113,131

(1) For 2020 and 2019, net income per share reflects adjustments related to the redemption value of certain redeemable noncontrolling interests.
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	June 30,	December 31,
	2020	2019
Cash, cash equivalents, and restricted cash	$507,534	$623,945
Receivables	961,568	876,197
Inventories	1,165,860	1,123,068
Other current assets	377,623	319,334
Total current assets	3,012,585	2,942,544

Property, plant and equipment, net	1,355,619	1,386,920
Goodwill and other intangibles, net	8,029,710	8,349,531
Other assets	591,216	608,416
Total assets	12,989,130	13,287,411

Short term borrowings	$185,200	$384,958
Other current liabilities	1,158,972	1,167,232
Total current liabilities	1,344,172	1,552,190

Long-term debt	4,181,701	3,997,438
Non-current liabilities	1,363,807	1,409,192

Redeemable noncontrolling interests	98,534	99,043

Shareholders' equity	6,000,916	6,229,548
Total liabilities and shareholders' equity	$12,989,130	$13,287,411

International Flavors & Fragrances Inc.
Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$214,577	$250,083
Adjustments to reconcile to net cash provided by operating activities
Depreciation and amortization	160,244	154,814
Deferred income taxes	(7,843)	(27,214)
Losses on sale of assets	1,153	764
Stock-based compensation	18,982	18,300
Pension contributions	(14,130)	(10,681)
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(132,438)	(87,111)
Inventories	(67,248)	(71,545)
Accounts payable	62,265	(7,645)
Accruals for incentive compensation	7,487	(29,338)
Other current payables and accrued expenses	(29,995)	(11,934)
Other assets	(7,960)	(29,989)
Other liabilities	3,302	36,412
Net cash provided by operating activities	208,396	184,916
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	—	(49,064)
Additions to property, plant and equipment	(80,033)	(119,094)
Proceeds from life insurance contracts	1,739	1,890
Proceeds from disposal of assets	692	24,685
Contingent consideration paid	—	(4,655)
Net cash used in investing activities	(77,602)	(146,238)
Cash flows from financing activities:
Cash dividends paid to shareholders	(160,100)	(155,578)
(Decrease) increase in revolving credit facility and short term borrowings	(1,123)	8
Repayments on debt	(23,279)	(47,417)
Purchases of redeemable noncontrolling interest	(21,566)	—
Contingent consideration paid	(927)	(21,791)
Proceeds from issuance of stock in connection with stock options	—	200
Employee withholding taxes paid	(7,594)	(9,855)
Net cash used in financing activities	(214,589)	(234,433)
Effect of exchange rates changes on cash, cash equivalents and restricted cash	(28,216)	2,053
Net change in cash, cash equivalents and restricted cash	(112,011)	(193,702)
Cash, cash equivalents and restricted cash at beginning of year	623,945	648,522
Cash, cash equivalents and restricted cash at end of period	$511,934	$454,820
The following table reconciles cash, cash equivalents and restricted cash between the Company's statement of cash flows for the periods ended June 30, 2020 and June 30, 2019 to the amounts reported in the Company's balance sheet:

	June 30, 2020	December 31, 2019	June 30, 2019	December 31, 2018
Current assets
Cash and cash equivalents	$497,412	$606,823	$426,717	$634,897
Restricted cash	10,122	17,122	28,103	13,625
Noncurrent assets
Restricted cash included in Other assets	4,400	—	—	—
Cash, cash equivalents and restricted cash	$511,934	$623,945	$454,820	$648,522

International Flavors & Fragrances Inc.
Business Unit Performance
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Sales
Taste	$748,324	$811,319	$1,578,646	$1,616,121
Scent	450,449	480,249	967,444	972,849
Consolidated	$1,198,773	$1,291,568	$2,546,090	$2,588,970

Segment Profit
Taste	$107,276	$130,623	$244,623	$262,025
Scent	70,373	94,214	175,768	184,167
Global Expenses	(19,549)	(10,905)	(39,942)	(27,572)
Operational Improvement Initiatives	—	(534)	—	(940)
Frutarom Integration Related Costs	(3,283)	(11,417)	(6,933)	(26,314)
Restructuring and Other Charges, net	(1,884)	(2,525)	(6,802)	(18,699)
Losses on sale of assets	(399)	(952)	(1,153)	(764)
Frutarom Acquisition Related Costs	239	1,433	(574)	(8,096)
Compliance Review & Legal Defense Costs	25	—	(624)	—
N&B Transaction Related Costs	(10,926)	—	(16,125)	—
N&B Integration Related Costs	(22,502)	—	(32,646)	—
Operating profit	119,370	199,937	315,592	363,807
Interest Expense	(32,062)	(32,593)	(64,202)	(69,165)
Other income, net	15,757	2,137	5,183	9,415
Income before taxes	$103,065	$169,481	$256,573	$304,057

Operating Margin
Taste	14%	16%	15%	16%
Scent	16%	20%	18%	19%
Consolidated	10%	15%	12%	14%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Foreign Exchange Impact
(Unaudited)

Q2 Taste	Sales	Segment Profit
% Change - Reported	(8)%	(18)%
Currency Impact	3%	3%
% Change - Currency Neutral	(5)%	(15)%

Q2 Scent	Sales	Segment Profit
% Change - Reported	(6)%	(25)%
Currency Impact	2%	0%
% Change - Currency Neutral	(4)%	(25)%

Q2 Consolidated	EPS ex. Amortization	Adjusted Operating Profit
% Change - Adjusted (Non-GAAP)	(16)%	(21)%
Currency Impact	(3)%	2%
% Change - Currency Neutral	(19)%	(19)%

YTD Taste	Sales	Segment Profit
% Change - Reported	(2)%	(7)%
Currency Impact	2%	3%
% Change - Currency Neutral	0%	(4)%

YTD Scent	Sales	Segment Profit
% Change - Reported	(1)%	(5)%
Currency Impact	3%	1%
% Change - Currency Neutral	2%	(4)%

YTD Consolidated	EPS ex. Amortization	Adjusted Operating Profit
% Change - Adjusted (Non-GAAP)	(6)%	(7)%
Currency Impact	2%	1%
% Change - Currency Neutral	(4)%	(6)%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Second Quarter
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$481,842	$546,239
Operational Improvement Initiatives (a)	—	534
Frutarom Integration Related Costs (b)	96	165
Frutarom Acquisition Related Costs (d)	246	—
Adjusted (Non-GAAP)	$482,184	$546,938

Reconciliation of Selling and Administrative Expenses
	Second Quarter
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$230,407	$210,100
Frutarom Integration Related Costs (b)	(2,999)	(11,043)
Frutarom Acquisition Related Costs (d)	485	1,433
Compliance Review & Legal Defense Costs (e)	25	—
N&B Transaction Related Costs (f)	(10,926)	—
N&B Integration Related Costs (g)	(22,502)	—
Adjusted (Non-GAAP)	$194,490	$200,490

Reconciliation of Operating Profit
	Second Quarter
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$119,370	$199,937
Operational Improvement Initiatives (a)	—	534
Frutarom Integration Related Costs (b)	3,283	11,417
Restructuring and Other Charges, net (c)	1,884	2,525
Losses on Sale of Assets	399	952
Frutarom Acquisition Related Costs (d)	(239)	(1,433)
Compliance Review & Legal Defense Costs (e)	(25)	—
N&B Transaction Related Costs (f)	10,926	—
N&B Integration Related Costs (g)	22,502	—
Adjusted (Non-GAAP)	$158,100	$213,932

Reconciliation of Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization
(DOLLARS IN THOUSANDS)	Second Quarter
Numerator	2020	2019
Adjusted (Non-GAAP) Operating Profit	$158,100	$213,932
Amortization of Acquisition related Intangible Assets	48,834	47,909
Adjusted (Non-GAAP) Operating Profit ex. Amortization	206,934	261,841

Denominator
Sales	1,198,773	1,291,568
Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization	17.3%	20.3%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income
	Second Quarter
	2020				2019
(DOLLARS IN THOUSANDS)	Income before taxes	Taxes on income (i)	Net Income Attributable to IFF (j)	Diluted EPS (k)	Income before taxes	Taxes on income (i)	Net Income Attributable to IFF (j)	Diluted EPS
Reported (GAAP)	$103,065	$15,699	$86,204	$0.74	$169,481	$30,612	$136,377	$1.20
Operational Improvement Initiatives (a)	—	—	—	—	534	176	358	—
Frutarom Integration Related Costs (b)	3,283	737	2,546	0.02	11,417	2,574	8,843	0.08
Restructuring and Other Charges, net (c)	1,884	539	1,345	0.01	2,525	552	1,973	0.02
Losses on Sale of Assets	399	76	323	—	952	235	717	0.01
Frutarom Acquisition Related Costs (d)	(147)	(49)	(98)	—	(1,433)	(143)	(1,290)	(0.01)
Compliance Review & Legal Defense Costs (e)	(25)	(5)	(20)	—	—	—	—	—
N&B Transaction Related Costs (f)	10,926	904	10,022	0.09	—	—	—	—
N&B Integration Related Costs (g)	22,502	5,368	17,134	0.15	—	—	—	—
Redemption value adjustment to EPS (h)	—	—	—	0.01	—	—	—	—
Adjusted (Non-GAAP)	$141,887	$23,269	$117,456	$1.03	$183,476	$34,006	$146,978	$1.30

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Second Quarter
(DOLLARS AND SHARE AMOUNTS IN THOUSANDS)	2020	2019
Numerator
Adjusted (Non-GAAP) Net Income	$117,456	$146,978
Amortization of Acquisition related Intangible Assets	48,834	47,909
Tax impact on Amortization of Acquisition related Intangible Assets (i)	11,105	12,635
Amortization of Acquisition related Intangible Assets, net of tax (l)	37,729	35,274
Adjusted (Non-GAAP) Net Income ex. Amortization	155,185	182,252

Denominator
Weighted average shares assuming dilution (diluted)	113,675	112,872
Adjusted (Non-GAAP) EPS ex. Amortization	$1.36	$1.61

(a)	Represents accelerated depreciation related to a plant relocation in India and China.
(b)	Represents costs related to the integration of the Frutarom acquisition. For 2020, costs primarily related to advisory services, retention bonuses and performance stock awards. For 2019, costs principally related to advisory services.
(c)	For 2020, represents costs primarily related to the Frutarom Integration Initiative. For 2019, represents costs primarily related to the 2019 Severance Program.
(d)	Represents transaction-related costs and expenses related to the acquisition of Frutarom. For 2020, amount primarily includes earn-out payments, net of adjustments, amortization for inventory "step-up" costs and transaction costs principally related to the 2019 Acquisition Activity, including an adjustment to reverse an earnout liability in the second quarter of 2020. For 2019, amount primarily includes transaction costs included in Selling and administrative expense.
(e)	Costs related to reviewing the nature of inappropriate payments and review of compliance in certain other countries. In addition, includes legal costs for related shareholder lawsuits.
(f)	Represents transaction costs and expenses related to the pending transaction with N&B, principally related to legal and professional fees for capital raising activities.
(g)	Represents costs primarily related to advisory services for the integration of the pending transaction with N&B, principally consulting fees.
(h)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(i)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred, except for those items which are non-taxable or are subject to a valuation allowance for which the tax expense (benefit) was calculated at 0%. For fiscal years 2020 and 2019, these non-GAAP adjustments were not subject to foreign tax credits, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit). For amortization, the tax benefit has been calculated based on the statutory rate on a country by country basis.
(j)	For 2020 and 2019, net income is reduced by income attributable to noncontrolling interest of $1.2M and $2.5M, respectively.
(k)	The sum of these items does not foot due to rounding.
(l)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Second Quarter Year-to-Date
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$1,047,709	$1,077,498
Operational Improvement Initiatives (a)	—	940
Frutarom Integration Related Costs (b)	245	321
Frutarom Acquisition Related Costs (d)	759	7,850
Adjusted (Non-GAAP)	$1,048,713	$1,086,609

Reconciliation of Selling and Administrative Expenses
	Second Quarter Year-to-Date
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$460,121	$423,282
Frutarom Integration Related Costs (b)	(6,278)	(25,600)
Frutarom Acquisition Related Costs (d)	185	(246)
Compliance Review & Legal Defense Costs (e)	(624)	—
N&B Transaction Related Costs (f)	(16,125)	—
N&B Integration Related Costs (g)	(32,646)	—
Adjusted (Non-GAAP)	$404,633	$397,436

Reconciliation of Operating Profit
	Second Quarter Year-to-Date
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$315,592	$363,807
Operational Improvement Initiatives (a)	—	940
Frutarom Integration Related Costs (b)	6,933	26,314
Restructuring and Other Charges, net (c)	6,802	18,699
Losses on Sale of Assets	1,153	764
Frutarom Acquisition Related Costs (d)	574	8,096
Compliance Review & Legal Defense Costs (e)	624	—
N&B Transaction Related Costs (f)	16,125	—
N&B Integration Related Costs (g)	32,646	—
Adjusted (Non-GAAP)	$380,449	$418,620

Reconciliation of Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization
(DOLLARS IN THOUSANDS)	Second Quarter Year-to-Date
Numerator	2020	2019
Adjusted (Non-GAAP) Operating Profit	$380,449	$418,620
Amortization of Acquisition related Intangible Assets	97,184	95,534
Adjusted (Non-GAAP) Operating Profit ex. Amortization	477,633	514,154

Denominator
Sales	2,546,090	2,588,970
Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization	18.8%	19.9%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income
	Second Quarter Year-to-Date
	2020				2019
(DOLLARS IN THOUSANDS)	Income before taxes	Taxes on income (i)	Net Income Attributable to IFF (j)	Diluted EPS	Income before taxes	Taxes on income (i)	Net Income Attributable to IFF (j)	Diluted EPS
Reported (GAAP)	$256,573	$41,996	$210,811	$1.89	$304,057	$53,974	$245,206	$2.16
Operational Improvement Initiatives (a)	—	—	—	—	940	318	622	0.01
Frutarom Integration Related Costs (b)	6,933	1,552	5,381	0.05	26,314	5,923	20,391	0.18
Restructuring and Other Charges, net (c)	6,802	1,573	5,229	0.05	18,699	4,583	14,116	0.12
Losses on Sale of Assets	1,153	265	888	0.01	764	192	572	0.01
Frutarom Acquisition Related Costs (d)	66	(1,683)	1,749	0.02	8,096	1,387	6,709	0.06
Compliance Review & Legal Defense Costs (e)	624	130	494	—	—	—	—	—
N&B Transaction Related Costs (f)	16,125	904	15,221	0.13	—	—	—	—
N&B Integration Related Costs (g)	32,646	7,536	25,110	0.22	—	—	—	—
Redemption value adjustment to EPS (h)	—	—	—	(0.04)	—	—	—	—
Adjusted (Non-GAAP)	$320,922	$52,273	$264,883	$2.33	$358,870	$66,377	$287,616	$2.54

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Second Quarter Year-to-Date
(DOLLARS AND SHARE AMOUNTS IN THOUSANDS)	2020	2019
Numerator
Adjusted (Non-GAAP) Net Income	$264,883	$287,616
Amortization of Acquisition related Intangible Assets	97,184	95,534
Tax impact on Amortization of Acquisition related Intangible Assets (i)	22,071	22,831
Amortization of Acquisition related Intangible Assets, net of tax (k)	75,113	72,703
Adjusted (Non-GAAP) Net Income ex. Amortization	339,996	360,319

Denominator
Weighted average shares assuming dilution (diluted)	113,635	113,131
Adjusted (Non-GAAP) EPS ex. Amortization	$2.99	$3.18

(a)	Represents accelerated depreciation related to a plant relocation in India and China.
(b)	Represents costs related to the integration of the Frutarom acquisition. For 2020, costs primarily related to advisory services, retention bonuses and performance stock awards. For 2019, costs principally related to advisory services.
(c)	For 2020, represents costs primarily related to the Frutarom Integration Initiative. For 2019, represents costs primarily related to the 2019 Severance Program.
(d)	Represents transaction-related costs and expenses related to the acquisition of Frutarom. For 2020, amount primarily includes earn-out payments, net of adjustments, amortization for inventory "step-up" costs and transaction costs principally related to the 2019 Acquisition Activity, including an adjustment to reverse an earnout liability in the second quarter of 2020. For 2019, amount primarily includes amortization for inventory "step-up" costs and transaction costs, offset by a reduction in contingent consideration included in Selling and administrative expense.
(e)	Costs related to reviewing the nature of inappropriate payments and review of compliance in certain other countries. In addition, includes legal costs for related shareholder lawsuits.
(f)	Represents transaction costs and expenses related to the pending transaction with N&B, principally related to legal and professional fees for capital raising activities.
(g)	Represents costs primarily related to advisory services for the integration of the pending transaction with N&B, principally consulting fees.
(h)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(i)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred, except for those items which are non-taxable or are subject to a valuation allowance for which the tax expense (benefit) was calculated at 0%. For fiscal years 2020 and 2019, these non-GAAP adjustments were not subject to foreign tax credits, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit). For amortization, the tax benefit has been calculated based on the statutory rate on a country by country basis.
(j)	For 2020 and 2019, net income is reduced by income attributable to noncontrolling interest of $3.8M and $4.9M, respectively.
(k)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.